Exhibit 99.2

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

STUART L. MEYER, STEVE SCHNIPPER, and PAUL J. KAPRELIAN, Derivatively on behalf of NANTKWEST, INC.,

Plaintiffs,

vs.

PATRICK SOON-SHIONG, STEVEN GORLIN, BARRY J. SIMON, RICHARD GOMBERG, JOHN T. POTTS, JR., JOHN C. THOMAS, RICHARD KUSSEROW, MICHAEL D. BLASZYK, HENRY JI, ROBERT ROSEN, and DOES 1-25, inclusive,

Defendants.

– and –

NANTKWEST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 37-2019-00019103-CU-SL-CTL (Derivative Action) [Case Assigned for All Purposes to the Hon. Gregory W. Pollack, Dept. C-71]

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated April 10, 2019 (the “Stipulation”), is made and entered into by and among the following parties and by and through their respective counsel: (i) Plaintiffs Stuart L. Meyer (“Meyer”), Paul J. Kaprelian (“Kaprelian”), and Steve Schnipper (“Schnipper”) (collectively, “Plaintiffs”), each of whom issued derivative demands for corrective action pursuant to Delaware law (the “Demands”)1 to NantKwest, Inc. (“NantKwest” or the “Company”) and its Board of Directors (“Board”) and thereafter commenced the above-captioned litigation in the Superior Court of California, San Diego County (the “Derivative

[1]

Specifically, the Demands refer to, collectively, the demand sent by Mr. Meyer on October 16, 2017; the demand sent by Mr. Kaprelian on January 5, 2018; and the demand sent by Mr. Schnipper on December 27, 2017.

Action”);2 (ii) Defendants Patrick Soon-Shiong, Steven Gorlin, Barry J. Simon, Richard Gomberg, John T. Potts, Jr., John C. Thomas, Richard Kusserow, Michael D. Blaszyk, Henry Ji, and Robert Rosen (collectively, the “Individual Defendants”); and (iii) Nominal Defendant NantKwest (together with the Individual Defendants, the “Defendants,” and together with Plaintiffs and the Individual Defendants, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims3 upon Court approval and subject to the terms and conditions hereof.

I.	BRIEF OVERVIEW OF THE DEMANDS

A.	The Meyer Demand

On October 16, 2017, Meyer issued a demand for corrective action, pursuant to Delaware law, to the NantKwest Board, requesting, inter alia, that the Board take action to remedy the purported harm to NantKwest resulting from certain alleged wrongful conduct beginning on July 28, 2015 and continuing through the present (the “Meyer Demand”). Specifically, the Meyer Demand alleged, inter alia, that the Individual Defendants are liable to NantKwest for: (i) breaching their fiduciary duties by issuing false and misleading statements regarding Soon-Shiong’s compensation, including (a) a secret warrant modification that elevated Soon-Shiong’s compensation higher than any other executive in the United States and (b) a secret related-party lease arrangement NantKwest and Soon-Shiong made prior to the Company’s initial public offering on or about July 28, 2015, which caused NantKwest to incur millions of dollars in undisclosed liability; and (ii) artificially inflating the Company’s financial results and stock price contemporaneously with those allegedly misleading statements.

[2]

Within thirty (30) days of execution of the Stipulation, Plaintiffs shall file a formal derivative action in the Superior Court of California, San Diego County naming as defendants Patrick Soon-Shiong, Steven Gorlin, Barry J. Simon, Richard Gomberg, John T. Potts, Jr., John C. Thomas, Richard Kusserow, Michael D. Blaszyk, Henry Ji, and Robert Rosen.

[3]	All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in ¶ V.1. herein.

On December 5, 2017, Defendants’ counsel4 requested Meyer’s consent to postpone a response to the Meyer Demand pending a decision by the Delaware Court of Chancery on Defendants’ then-forthcoming motion to dismiss in a related derivative litigation, In re NantKwest, Inc. Derivative Litig., Consol. C.A. No. 2017-0774-VCL (the “Delaware Litigation”).5 In exchange, Meyer’s Counsel6 requested that (1) NantKwest promptly make available to Meyer a set of documents produced to the stockholder plaintiffs in the Delaware Litigation pursuant to 8 Del. C. § 220 (“Section 220”); (2) the applicable statute of limitations be tolled during the course of the postponement; (3) should Meyer commence litigation in connection with the Meyer demand, NantKwest must consider in good faith whether to permit that litigation to proceed in California instead of Delaware; and (4) Meyer must be included within any settlement discussions in the Delaware Litigation or any other threatened or filed derivative litigation involving the same or similar subject matter contained in the Meyer Demand. Defendants’ Counsel agreed, and the parties reached an agreement on December 6, 2017 to postpone a response to the Meyer Demand pending a decision on the motion to dismiss in the Delaware Litigation. The court in the Delaware Litigation dismissed the action under Court of Chancery Rule 23.1 on May 18, 2018.

B.	The Kaprelian Demand

On January 5, 2018, Kaprelian issued a litigation demand, pursuant to Delaware law, to the Board. Like the Meyer Demand, Kaprelian demanded an investigation into alleged breaches of fiduciary duty as a result of purportedly issuing false and misleading statements regarding Soon-Shiong’s compensation, including an alleged secret warrant modification and an alleged secret related-party lease arrangement NantKwest and Soon-Shiong made prior to the Company’s initial public offering.

[4]	“Defendants’ Counsel” refers to Wilson Sonsini Goodrich & Rosati, P.C.
[5]

The first complaint in the Delaware Action was filed on October 30, 2017. That complaint, and a subsequently-filed complaint with which it was consolidated, brought claims and made allegations substantially similar to those in the Demands. Defendants moved to dismiss that action under both Court of Chancery Rules 12(b)(6) and 23.1.

[6]	“Meyer’s Counsel” refers to Johnson Fistel, LLP (“Johnson Fistel”).

On February 16, 2018 Kaprelian entered into a substantially similar agreement with Defendants as Meyer did in December 2017.

C.	The Schnipper Demand

On November 9, 2017, Schnipper submitted a stockholder demand for inspection of books and records to the Company, pursuant to Section 220. On December 6, 2017, Schnipper and the Company executed a Confidentiality and Non-Disclosure Agreement. On December 13, 2017, the Company produced documents to Schnipper which were previously produced in response to two other Section 220 demands.

On December 27, 2018, Schnipper issued a litigation demand pursuant to Delaware law to the Board which, like the demands made by Kaprelian and Meyer, demanded an investigation into alleged breaches of fiduciary duty as a result of purportedly issuing false and misleading statements.

On March 5, 2018, Schnipper entered into a substantially similar agreement with Defendants as Meyer and Kaprelian.

D.	Settlement Negotiations

In light of the Delaware Court of Chancery’s dismissal of the Delaware Litigation and for the sake of efficiency and in an effort to preserve the resources of the Settling Parties and the Court, in August 2018, Meyer’s Counsel conferred with Defendants’ Counsel to explore an appropriate global settlement resolving the Demands.

Accordingly, in or around September 24, 2018, Plaintiffs’ Counsel7 submitted a detailed and confidential global settlement demand letter to Defendant’s Counsel outlining a proposed framework for settlement, which included, inter alia, detailed proposed corporate governance reforms.

[7]	“Plaintiff’s Counsel” refers to Johnson Fistel, The Weiser Law Firm (counsel for Kaprelian), and Lifshitz & Miller LLP (counsel for Schnipper), collectively.

After service of Plaintiffs’ global settlement demand letter, the Settling Parties engaged in arm’s-length negotiations into December 2018. Those negotiations culminated in a mediation held in San Diego, California on December 21, 2018 with Justice Howard B. Wiener, and attended by counsel for the Settling Parties. Before that point, no potential fees for Plaintiffs’ Counsel were discussed. That in-person mediation conducted with the oversight of Justice Wiener culminated in an agreement in principle by the Settling Parties to resolve the issues raised in the Demands, and which are set forth in this Derivative Action. The Settling Parties have now reached a definitive agreement to settle the Derivative Action upon the terms and subject to the conditions set forth in this Stipulation (the “Settlement”).

II.	CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the issues raised in the Demands and the claims subsequently asserted in the Derivative Action have merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged. Nonetheless, Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. In so doing, Plaintiffs and Plaintiffs’ Counsel recognize the expense and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Action. Based on their investigation and evaluation (detailed below), Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of NantKwest and its stockholders.

Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing NantKwest’s press releases, public statements, U.S. Securities Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Derivative Action and the potential defenses thereto; (iv) preparing and issuing the respective Demands; (v) preparing a mediation statement; (vi) preparing and filing the complaint; (vii) reviewing and analyzing relevant pleadings in related litigation, including but not limited to the related securities fraud class action, Sudunagunta v. NantKwest, Inc. et al., Case No. 2:16-cv-1947 (C.D. Cal.) (the “Related Securities Class Action”), and evaluating the merits of, and Defendants’ liability in connection with, the Related Securities Class Action and the Derivative Action; (viii) reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (ix) participating in extensive, prolonged settlement discussions, including an in-person mediation held on December 21, 2018, as well as continued follow-up emails and telephone calls with Defendants’ Counsel; (x) reviewing Section 220 documents produced by the Company to Plaintiffs; and (xi) negotiating this Stipulation and all exhibits hereto.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon NantKwest and its stockholders. Specifically, the Settlement provides for, inter alia: (i) Board independence reforms; (ii) creation or maintenance of a Disclosure and Controls Committee; (iii) Compensation Committee reforms; (iv) Creation of a Related-Party Transaction Committee; (v) Audit Committee reforms; and (vi) adoption or maintenance of a Compliance Officer charged with developing and maintaining compliance procedures. Based upon these reforms as well as Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of NantKwest and its stockholders, and have agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

III.	INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Derivative Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to NantKwest or its stockholders; committed or engaged in any violation of law or wrongdoing whatsoever; or that Plaintiffs, NantKwest, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants alleged in the Demands, Derivative Action, or otherwise. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of NantKwest and its stockholders.

The Defendants are entering into this Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, this Stipulation (including all of the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (acting on their own behalf, and derivatively on behalf of NantKwest), by and through their respective attorneys of record, the Individual Defendants, and NantKwest, by and through their respective attorneys of record, that in exchange for the consideration set forth below, the Derivative Action and Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and the Derivative Action shall be dismissed with prejudice as to the Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Corporate Governance Reforms” means the measures set forth in Exhibit A attached hereto.

1.2 “Court” means the Superior Court of California, San Diego County.

1.3 “Current NantKwest Stockholders” means any Person who owned NantKwest common stock as of the date of the execution of this Stipulation and who continues to hold such NantKwest common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of NantKwest, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

1.4 “Defendants” means, collectively, the Individual Defendants and NantKwest.

1.5 “Defendants’ Counsel” means Wilson Sonsini Goodrich & Rosati, P.C.

1.6 “Derivative Action” means the action styled Meyer, et al., v. Soon-Shiong, et al., Case No. 37-2019-00019103-CU-SL-CTL, pending in the Court.

1.7 “Effective Date” means the first date by which all the events and conditions specified in ¶ 6.1 of this Stipulation have been met and have occurred.

1.8 “Fee and Expense Amount” shall have the meaning defined in ¶ 4.1 hereof.

1.9 “Final” means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; (2) if an appeal has been filed, the Court of Appeals has either affirmed the Judgment or dismissed that appeal, and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the Court of Appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal challenging the award of the Fee and Expense Amount or the payment of Service Awards (as defined in ¶ 4.3 below). Any proceeding or order, or any appeal or complaint for a writ of certiorari pertaining solely to the Fee and Expense Amount, shall not in any way delay or preclude the Judgment from becoming Final.

1.10 “Judgment” means the Final Order and Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.11 “Notice” means the Notice of Pendency of Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit C.

1.12 “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13 “Plaintiffs” means, collectively, Stuart L. Meyer, Paul J. Kaprelian, and Steve Schnipper, each of whom commenced the Derivative Action in the Superior Court of California, San Diego County.

1.14 “Plaintiffs’ Counsel” means Johnson Fistel, LLP, The Weiser Law Firm, Lifshitz & Miller LLP, and any other law firm that appeared for the Plaintiffs in the Derivative Action.

1.15 “Related Persons” means each of the Defendants and their past or present agents, attorneys, accountants, auditors, advisors, subsidiaries, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, successors, and assigns.

1.16 “Released Claims” means all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues, and charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims for relief of every nature and description whatsoever, known or Unknown (as defined in ¶ 1.24 below), whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that Plaintiffs, NantKwest, or any NantKwest stockholder, derivatively on behalf of NantKwest, (i) asserted in any of the complaints in the Derivative Action, including the Demands, or (ii) could have asserted in any of the complaints in the Derivative Action, including the Demands, or in any other forum that arise out of, or are based upon, any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in any of the complaints filed in the Derivative Action, including the Demands. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

1.17 “Released Defendants’ Claims” means all claims, including Unknown Claims (as defined in ¶ 1.24 below), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action, including the Demands, which Defendants (i) asserted in any of the complaints in the Derivative Action or (ii) could have asserted in any of the complaints in the Derivative Action or in any other forum that arise out of, or are based upon, any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in any of the complaints filed in in the Derivative Action.

1.18 “Released Persons” means, collectively, each of the Individual Defendants, NantKwest, and each and all of the Related Persons of the Individual Defendants and NantKwest. “Released Person” means, individually, any of the Released Persons.

1.19 “Related Securities Class Action” means the putative securities class action pending in the Court styled Sudunagunta v. NantKwest, Inc. et al., Case No. 2:16-cv-1947 (C.D. Cal.).

1.20 “Settlement” means the agreement, terms, and conditions contained in this Stipulation and its exhibits.

1.21 “Settlement Hearing” means any hearing or hearings at which the Court will consider final approval of the Settlement.

1.22 “Settling Parties” means, collectively, each of the Plaintiffs and each of the Defendants.

1.23 “Summary Notice” means the summarized Notice substantially in the form of Exhibit D attached hereto.

1.24 “Unknown Claims” means any Released Claims that Plaintiffs, NantKwest, or a NantKwest stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons and that, if known by him, her, or it, would have materially affected his, her, or its settlement with, and release of, the Released Persons, or would have materially affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, NantKwest, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code § 1542, or any other law of the United States or any state or territory of the United States, or principle of common law that is similar, comparable, or equivalent to § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, NantKwest, and each NantKwest stockholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or Unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, but Plaintiff, NantKwest, and each NantKwest stockholder shall expressly, fully, finally and forever settle and release, and upon the Effective Date and by operation of the Judgment shall have settled and released, fully, finally, and forever, any and all Released Claims as applicable without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the NantKwest stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

1.25 “NantKwest” or the “Company” means NantKwest, Inc., a Delaware corporation with its headquarters in San Diego, California, including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

2.	Adoption of Corporate Governance Reforms and Acknowledgment of Benefits Resulting from the Derivative Action

2.1 The NantKwest Board will adopt, implement, and maintain the Corporate Governance Reforms upon the terms and conditions set forth in Exhibit A attached hereto within a period of one hundred and twenty-five (125) calendar days from the Effective Date of the Settlement.

2.2 The Board will adopt resolutions and amend committee Charters and/or Bylaws, as appropriate, to ensure adherence to the terms of the Corporate Governance Reforms set forth in Exhibit A attached hereto, which will remain in effect for a period of no less than four (4) years following the Effective Date of the Settlement. If a corporate governance provision is eliminated or modified during that time period, a majority of the independent directors of the Board may adopt a substitute policy, procedure, or control designed to accomplish the goals of the measures that are the subject of this agreement if a majority of the independent directors of the Board determines in a good faith exercise of their business judgment that a policy, procedure, or control is unexpectedly and unnecessarily inefficient and expensive, or conflicts with any law, regulation, or rule to which the Company is subject. By entering into the Stipulation, Defendants certify that they are not currently aware of any such law, regulation, or rule to which the Company is subject that would trigger application of the foregoing provision.

2.3 NantKwest and its Board acknowledge that the adoption, implementation, and maintenance of the Corporate Governance Reforms detailed in Exhibit A attached hereto confer substantial and material benefits upon the Company, and that the issuance of the Demands, and the filing, prosecution, and resolution of the Derivative Action, were the only factors for the implementation of the Corporate Governance Reforms detailed in Exhibit A attached hereto.

3.	Notice and Approval

3.1 Within seven (7) days of Plaintiffs filing a formal derivative action in the Superior Court of California, San Diego County, as contemplated by this Stipulation, Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and shall apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing Notice (as defined below in ¶ 3.2); and (iii) a date for the Settlement Hearing.

3.2 Notice shall consist of the approved Notice of Pendency of Proposed Settlement of Stockholder Derivative Action (the “Notice”), which shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C.

3.3 NantKwest shall undertake the administrative responsibility for publication of the Notice as set forth herein and shall be responsible for paying the costs and expenses related thereto. Within ten (10) calendar days after the entry of the Preliminary Approval Order, NantKwest shall file a Form 8-K with the SEC which shall include as attachments the Notice itself and the Stipulation, and shall cause the Summary Notice to be published through the Investor’s Business Daily. That Form 8-K with attachments shall be made available on the Company’s website until the judgment becomes final. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by the Defendants.

The Settling Parties believe the content and manner of the Notice, as set forth in this paragraph, constitutes adequate and reasonable notice of the Settlement to all Persons entitled to receive such notice pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants shall file with the Court an appropriate affidavit or declaration with respect to the filing of the Notice and Stipulation via a Form 8-K with the SEC, the availability of such filing on the Company’s website, and the publication of the Summary Notice through the Investor’s Business Daily.

3.4 The Settling Parties agree to request that the Court hold a Settlement Hearing in the Derivative Action within sixty (60) calendar days after Notice is given, during which the Court will consider and determine whether the Judgment, substantially in the form of Exhibit E attached hereto, should be entered (a) approving the terms of the Settlement as fair, reasonable, and adequate, and (b) dismissing with prejudice the Derivative Action against the Defendants.

3.5 Pending the Effective Date, the Settling Parties agree that all proceedings and discovery in the Derivative Action should continue to be stayed (with the exception of the proceedings necessary to effectuate the consummation and final approval of the Settlement) and not to initiate any other proceedings other than those related to the Settlement itself.

4.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

4.1 After negotiating the principal terms of the Settlement with the oversight of Justice Wiener, the Settling Parties, acting by and through their respective counsel, then turned to separately negotiate the attorneys’ fees and expenses the Individual Defendants would pay to Plaintiffs’ Counsel in consideration for the substantial benefits conferred upon NantKwest and its stockholders by the Settlement. With Justice Wiener’s participation the parties were unable to reach an agreement. After considering the merits of each side’s position, the value for the risks Plaintiffs’ Counsel undertook in commencing and prosecuting the matter on a contingency basis, and the value of the results achieved for the Company, Justice Wiener made a Mediator’s Recommendation, proposing the payment of attorney’s fees, costs, and the Plaintiffs’ incentive award settle for $500,000, subject to court approval. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, which the Individual Defendants, NantKwest, and the Board, including each of its independent, non-defendant directors, acting by unanimous resolution expressly acknowledge, and in light of the fact that the Settlement, including the agreed upon Fee and Expense Award (defined herein), is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders, the Individual Defendants accepted Justice Wiener’s Mediator’s Recommendation and have agreed to pay $500,000.00 in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”), to Plaintiffs’ Counsel.

4.2 Payment of the Fee and Expense Amount shall be paid into an escrow account controlled by Johnson Fistel, LLP within thirty (30) calendar days of (i) the entry of an order from the reviewing Court preliminarily approving the Settlement, or (ii) the date on which Plaintiffs’ Counsel provides sufficient written payment instructions to Defendants’ Counsel, whichever is later, and shall be immediately releasable upon entry of an order granting final approval of the Settlement and approving the fees and expenses, notwithstanding the existence of any collateral attacks on the Settlement, including without limitation, any objections or appeals. In the event the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the Order and Final Judgment is reversed or vacated or materially attacked, within ten (10) business days after written notification is sent by Defendants’ Counsel, Johnson Fistel, LLP shall refund the Fee and Expense Amount to Defendants by wire transfer in accordance with the instructions to be provided by Defendants’ counsel. Neither NantKwest nor any other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Amount.

4.3 The Settling Parties further stipulate that Plaintiffs may apply to the Court for service awards not to exceed $1,000.00 per Plaintiff (“Service Award”) to be paid out of such Fee and Expense Amount awarded by the Court, and neither the Company nor the Individual Defendants will oppose any such awards consistent with such limits.

4.4 The payment of the Fee and Expense Amount pursuant to ¶¶ 4.1 and 4.2 hereof shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and for the reimbursement of expenses and costs that have been incurred, or will be incurred, in connection with the Derivative Action.

5.	Releases

5.1 Upon the Effective Date, Plaintiffs (acting on their own behalf, and derivatively on behalf of NantKwest and its stockholders), NantKwest, and any Person acting on behalf of NantKwest or its stockholders, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice the Released Claims against the Individual Defendants and each and all of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.2 Upon the Effective Date, Plaintiffs (acting on their own behalf, and derivatively on behalf of NantKwest and its stockholders), NantKwest, and any Person acting on behalf of NantKwest or its stockholders, shall be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Individual Defendants or any other Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.3 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against each and all of the Plaintiffs, Plaintiffs’ Counsel, and all Current NantKwest Stockholders (solely in their capacities as NantKwest stockholders). Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1 The Effective Date shall be conditioned on the occurrence of all of the following events:

a. Court approval of the method of providing Notice, substantially in the form of Exhibit C attached hereto;

b. dissemination of the Notice as set forth in ¶ 3.3;

c. entry of the Judgment, substantially in the form of Exhibit E attached hereto, approving the Settlement without awarding costs to any party, except as provided herein;

d. the payment of the Fee and Expense Amount and any Service Award in accordance with ¶¶ 4.1-4.3; and

e. the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions specified above in ¶ 6.1 are not met, then this Stipulation shall be canceled and terminated subject to ¶ 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3 If for any reason the Effective Date does not occur, the Judgment does not become Final, or if this Stipulation is canceled or terminated in accordance with its terms: (a) all Settling Parties shall be restored to their respective positions in the Derivative Action that existed immediately prior to the date of execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiffs’ Counsel shall be refunded and returned within ten (10) business days after written notification is sent by Defendants’ Counsel; (d) the terms and provisions of this Stipulation (other than those set forth in ¶¶ IV.1.1-IV.1.25, IV.6.2-IV.6.3, and IV.8.4-IV.8.5 hereof) shall have no further force or effect with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose; and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Derivative Action, or in any other action or proceeding.

6.4 No order of the Court, modification, or reversal on appeal of any order of the Court concerning the Fee and Expense Amount, Service Award, and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of NantKwest, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.

7.2 If any Bankruptcy Proceedings by or on behalf of NantKwest are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing such payment, or finding that the payment of the Fee and Expense Amount by Defendants does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by Defendants does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of NantKwest, the Settling Parties agree that all dates and deadlines in the Actions, if any, or any dates and deadlines associated with the appeal of the Actions, if any, will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.

8.	Miscellaneous Provisions

8.1 The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation expeditiously.

8.2 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and NantKwest and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The Judgment shall contain a finding that, during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure § 128.7 and all other similar laws relating to the institution, prosecution, defense, or settlement of this Derivative Action. No Settling Party or Related Person of a Settling Party shall assert any claims for violation of California Code of Civil Procedure § 128.7, or any other similar laws relating to the institution, prosecution, defense, and/or settlement of the Derivative Action. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with legal counsel who could assess the strengths and weaknesses of their respective clients’ claims or defenses.

8.3 Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself, provided, however, that NantKwest, the Individual Defendants, and any Released Person may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

8.4 Neither the Settlement, this Stipulation (including any exhibits attached hereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement (a) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or NantKwest or (b) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

8.5 All designations and agreements made and orders entered during the course of this Derivative Action relating to the confidentiality of documents or information shall survive this Settlement.

8.6 All exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

8.8 This Stipulation may be amended or modified only by a written instrument signed by, or on behalf of, all Settling Parties or their respective successors-in-interest.

8.9 This Stipulation shall be deemed drafted equally by all parties hereto.

8.10 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or covenants have been made to any Settling Party concerning the Stipulation and/or any of its exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents.

8.11 The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Demands and/or the Derivative Action, and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed.

8.12 It is understood by the Settling Parties that except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

8.13 Except as otherwise expressly provided herein, all parties, including all Individual Defendants, NantKwest, Defendants’ Counsel, Plaintiffs, and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.

8.14 Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.15 Plaintiffs represent and warrant that they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

8.16 Each counsel or other Person executing this Stipulation or any of its exhibits on behalf of any party hereto hereby represents and warrants that such Person has the full authority to do so.

8.17 This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons, and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.

8.18 Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

8.19 The Stipulation and the exhibits attached hereto may be executed in one or more counterparts. A facsimiled or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts, including facsimile and/or PDF counterparts, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.20 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to interpretation, implementation, and enforcement of the terms of the Stipulation and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, and the Judgment, and for matters arising out of, concerning, or relating thereto.

8.21 Solely for the purpose of effectuating this Settlement, and thus of permitting the filing, prosecution, and maintenance of the Derivative Action in the State of California, NantKwest and the Individual Defendants certify that the Board has determined to waive ARTICLE XII of the Company’s Amended and Restated Certificate of Incorporation, which provides that the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, and consent to the filing, prosecution, and maintenance of the Derivative Action in the State of California.

8.22 This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, delivered, and wholly performed in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to California’s choice-of-law principles.

8.23 The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.24 Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.25 Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by themselves and/or by their duly authorized attorneys.

Dated: April 19, 2019

/s/ Michael I. Fistel, Jr.
MICHAEL I. FISTEL, JR.

Johnson Fistel, LLP
40 Powder Springs Street
Marietta, GA 30064
Telephone: (470) 632-6000 michaelf@johnsonfistel.com
Attorney for Stuart L. Meyer

Dated: April 19, 2019

/s/ Robert B. Weiser
ROBERT B. WEISER

The Weiser Law Firm, P.C. 22 Cassatt Avenue
Berwyn, PA 19312
Telephone: (610) 225-2677 rw@weiserlawfirm.com
Attorney for Paul J. Kaprelian

Dated: April 22, 2019

/s/ Joshua M. Lifshitz
JOSHUA M. LIFSHITZ

Lifshitz & Miller LLP
821 Franklin Ave, Suite 209
Garden City, NY 11530
Telephone: (516) 493-9780
jml@jlclasslaw.com
Attorney for Steve Schnipper

Dated: April 19, 2019

/s/ Boris Feldman
BORIS FELDMAN

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Telephone: (650) 858-4444
boris.feldman@wsgr.com
Attorney for NantKwest and the Individual Defendants

EXHIBIT A

EXHIBIT A

NANTKWEST CORPORATE GOVERNANCE REFORMS

The Board of Directors (the “Board”) of NantKwest, Inc. (“NantKwest” or the “Company”) has agreed to adopt or maintain the following corporate governance reforms (the “Reforms”). The Company shall implement and/or maintain the Reforms described below for four (4) years from the Effective Date of the Settlement of the Derivative Action, as defined in the Stipulation and Agreement of Settlement; provided, however, that a majority of the independent directors of the Board may adopt a substitute policy, procedure or control designed to accomplish the goals of the measures that are the subject of this agreement if a majority of the independent directors of the Board determines in a good faith exercise of their business judgment that a policy, procedure or control is unexpectedly and unnecessarily inefficient and expensive, or conflicts with any law, regulation or rule to which the Company is subject.

I.	BOARD INDEPENDENCE AND RESPONSIBILITIES

•

The Board shall require one half (1/2) of the Board to meet the NASDAQ definitions of independence (including any amendments to that definition that NASDAQ shall make during the time these governance measures are in place) within one year of the Effective Date of the Settlement. In addition, the Board shall:

1.	Require a majority of the Board to be independent under NASDAQ within one year of Effective Date of the Settlement;

2.

Require those independent directors (a) not have been an employee of NantKwest for 5 years; (b) to have received only de minimis remuneration from service as (or compensation paid to an entity the director is an officer of or controls) an advisor, consultant, or legal counsel to NantKwest/senior management for preceding 3 years; (c) have no personal service contract(s) with NantKwest/senior management; (d) have no business relationships with NantKwest during preceding three (3) years that required NantKwest to make a disclosure under Regulation S-K (other than directorship/de minimis remuneration);

3.	Require a majority of the Board to maintain US citizenship and/or reside in the US; and

4.	Require that the Board consist of no less than five (5) directors.

•	As of the Effective Date of the Settlement, a majority of the Board shall serve no more than ten (10) consecutive years as a director of the Company.

•	Each director is required to attend the annual shareholder meeting. Shareholders will be permitted to ask questions orally or in writing.

•	The independent directors shall meet in executive session at each regularly scheduled Board meeting but no less than least four (4) times per year.

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II	DISCLOSURE AND CONTROLS COMMITTEE

•	The Board shall direct the Company to adopt or maintain a Disclosure and Controls Committee. The Disclosure and Controls Committee shall:

1.	Be comprised of no fewer than three (3) officers of the Company from relevant departmental backgrounds including the Company’s President;

2.	Shall meet before annual and quarterly SEC filings;

3.	Shall maintain responsibility implementing controls to monitor the Company’s disclosures; and

4.	Shall report quarterly to the Board’s Audit Committee and annually to the Board.

III.	REVISIONS TO COMPENSATION COMMITTEE CHARTER AND RELATED ISSUES

•	The Board shall revise its Charter of the Compensation Committee of the Board to require that:

1.

The Compensation Committee consist of only independent directors of the Board as defined by the NASDAQ Marketplace Rule 4200(a)(15) and supplemented by the additional independence parameters listed in Section I, above;

2.	At least half the value of Officers’ total cash and equity incentive-based compensation shall be linked to achievement of financial goals set by the Compensation Committee;

3.	Committee members are limited to a five-year term from the Effective Date; and

4.	Minutes of Compensation Committee meetings shall be maintained by the Company for a minimum of ten (10) years.

•	In addition, the Company shall require that:

1.

Stock options to executives and employees must be accounted for in the Company’s financial statements as cost to the extent doing so is appropriate in accordance with accounting requirements and SEC reporting requirements; and

2.

To the extent the Company will issue a restatement, the Company shall be entitled to recover any bonus, retention, or other incentive compensation paid to executives in accordance with the Company’s newly enacted clawback policy and SEC and Sarbanes-Oxley requirements (See Section V, below).

IV.	CREATION OF RELATED-PARTY TRANSACTION COMMITTEE

•	The Board shall create a Related Party Transaction Committee. The Related Party Transaction Committee shall:

1.	Consist of two independent directors;

2.	Hold quarterly meetings to address related party transactions; and

3.	Disclose procedures in the Company’s Annual Report.

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V.	CLAWBACK POLICY

•	The Company will implement the Clawback Policy as identified in Exhibit 1 attached hereto.

VI.	CHANGES TO AUDIT COMMITTEE CHARTER

•	The Audit Committee Charter shall be amended to include the following:

1.

The Audit Committee shall, at all times, contain no fewer than two (2) “financial experts” within the meaning of the applicable rules and regulations of the SEC and satisfies the financial sophistication requirements of the NASDAQ listing rules;

2.	The Audit Committee shall meet no fewer than six (6) times annually; and

3.	Directors who serve on the Audit Committee can serve on the audit committees of no more than three (3) other public corporations at a time.

VII.	CREATION OF NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•	The Board shall create a Nominating and Corporate Governance Committee whose charter shall include the following:

1.	Membership on the Nominating and Corporate Governance Committee shall consist of no fewer than two (2) independent directors;

2.	The Nominating and Corporate Governance Committee shall meet no fewer than two (2) times annually; and

3.	The Nominating and Corporate Governance Committee shall be responsible for Board structure/recruitment.

VIII.	DIVERSITY REFORM

•

The Company shall revise its Corporate Governance Guidelines to require the Board to consider diversity in its nomination process. Specifically, the Company shall consider underrepresented populations (the underrepresented population is defined as a subset of a population that holds a smaller percentage within a significant subgroup than the subset holds in the general population, i.e., historically underrepresented populations are African Americans, American Indians/Alaska Natives, and Latinos) when seeking candidates for nomination to the Board, wherein each pool of candidates considered for nomination to the Board shall include at least one woman or one member of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the Board with appropriate consistency.

•	The Company shall also revise its bylaws and appropriate governance charters to comply with California Senate Bill No. 826 to ensure that women are adequately represented on the Board.

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IX.	INDEPENDENT CONSULTING SERVICE

•

The Board agrees to retain an independent consulting service, selected at the Board’s discretion, to perform an analysis of material corporate-governance weaknesses, with the first such analysis to be conducted within six (6) months of the Effective Date of the Settlement, and the second within two (2) years of the Effective Date of Settlement.

X.	LEAD INDEPENDENT DIRECTOR

•	NantKwest shall revise its Corporate Governance Guidelines to create a permanent Lead Independent Director in accordance with the following terms:

1.

If the offices of CEO and Chairperson of the Board are held by the same person, the independent members of the Board of Directors shall annually elect an independent Director to serve in a lead capacity (the Lead Independent Director), upon the recommendation of the Nominating and Governance Committee.

2.	The Lead Independent Director may serve multiple terms.

•	The Lead Independent Director shall have the following duties and responsibilities:

1.	Maintains honest and transparent Board Culture;

2.	Serves as liaison between the Chairperson of the Board and the independent directors;

3.	Facilitates discussion among the independent directors on key issues and concerns outside of Board meetings;

4.	Ensures Board discussions demonstrate effective oversight of management;

5.	Facilitates teamwork and communication among the independent directors;

6.	Organizes and presides over executive sessions;

7.	Sets the agendas for and leads executive sessions;

8.	Solicits feedback from and engages the CEO on executive session topics;

9.	Acts as a key advisor to the CEO on Company matters where appropriate;

10.	Conducts an annual performance assessment of the CEO;

11.	Facilitates the Board’s engagement with the CEO and the Board’s CEO succession planning;

12.	Has authority to call meetings of the independent directors;

13.	With the Chairperson, approves meeting agendas for the Board;

14.	With the Chairperson, approves information and materials sent to the Board in advance of meetings;

15.	With the Chairperson, approves Board meeting schedules and works with the Chairperson of the Board and Committee Chairs to assure that there is sufficient time for discussion of all agenda items; and

16.	Presides at all meetings of the Board at which the Chairperson of the Board is not present.

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XI. ADDITIONAL PROVISIONS

•

The Company shall adopt or maintain designation of a current employee to serve as Compliance Officer, which may include the Company’s General Counsel. The Compliance Officer shall be charged with developing and maintaining compliance procedures and risk assessment.

•	All directors and Section 16 Officers of the Company shall receive GAAP and Legal Compliance Training.

•	The Company shall enact a Whistleblower Program.

•

The Company shall continue to post on its website the Company’s Global Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, and Compensation Committee Charter. In addition, upon creation, the Company shall place the Charters of the newly-created Disclosure and Controls Committee, Nominating and Corporate Governance Committee, and Related-Party Transaction Committee on its website.

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Exhibit 1

NANTKWEST, INC.

Executive Compensation Clawback Policy (the “Policy”)

(as adopted [●], 2019)

General

Notwithstanding anything to the contrary in any bonus, or incentive plan or arrangement of NantKwest, Inc. (the “Company”) or any of its subsidiaries applicable to the Company’s participants (as defined below), if:

•

the Company restates its financial statements filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) as a result of a material error in such financial statements or (ii) due to material non-compliance with any reporting requirements as may be required by applicable law (any of the foregoing, a “Misreporting Event”); and

•	no more than three (3) fiscal years have elapsed from the original filing date of the financial statements upon which the Incentive Compensation (as defined below) was calculated or determined; and

•

a majority of the independent members of the Company’s Board of Directors (the “Board”) or the Board’s Compensation Committee (either, as applicable, an “Independent Director Committee”) determines, in their business judgment, that (i) fraud or an illegal act by a participant caused the Misreporting Event that led to the restatement of the financial statements at issue and (ii) it would be in the best interests of the Company to seek from such participant recovery of the Recoverable Compensation (as defined below) to the Company (together, a “Recoverable Event”);

then, pursuant to the terms of this Policy and to the extent permitted by applicable law, such participant shall repay to the Company up to an amount, as specifically determined by the Independent Director Committee in its sole discretion, of his or her Incentive Compensation equal to the amount by which such Incentive Compensation as originally calculated or determined exceeds the Incentive Compensation that would have been paid as calculated or determined if the Misreporting Event had not occurred (the “Recoverable Compensation”), and/or the Company shall cancel, without payment of any consideration whatsoever, the portion of such Incentive Compensation not yet paid or delivered to such participant up to the amount of the Recoverable Compensation.

Procedures

Before the Independent Director Committee votes on any proposal that would require repayment of any Incentive Compensation pursuant to the terms of this Policy, the participant in question will be given the opportunity to address the Independent Director Committee (after receiving no fewer than five (5) business days’ notice of the date, location, and subject of the Independent Director Committee meeting), and the participant may elect to be accompanied by his or her personal counsel.

The Company may not seek recovery to the extent the Independent Director Committee determines in its business judgment (i) that to do so would be unreasonable or impractical or (ii) that it would not be in the best interests of the Company to do so. In making its determinations, the Independent Director Committee shall take into account such considerations as it deems appropriate, including, without limitation: (A) the likelihood of success under governing law versus the cost and effort involved, (B) whether the assertion of a claim may prejudice the interests of the Company, including in any related proceeding or investigation, (C) the passage of time since the occurrence of the Misreporting Event, (D) any pending legal proceeding relating to the Misreporting Event and (E) the legality of such recovery in the applicable jurisdiction.

If the Independent Director Committee determines to seek a recovery pursuant to this Policy, the Company shall make a written demand for repayment from the participant and, if such participant does not, within a reasonable period of time following such demand, tender repayment in response to such demand, and the Independent Director Committee determines that he or she is unlikely to do so, the Company may seek a court order against the participant for such repayment. Unless otherwise determined by the Independent Director Committee in its business judgment, any Recoverable Compensation will be repaid by the participant in cash, or its equivalent, in a single lump sum.

Any decision by the Board and/or the Independent Director Committee to recover Incentive Compensation, or to take no action at all, pursuant to this Policy, shall require disclosure in an SEC filing.

Revisions

This Policy will be revised as necessary so that the terms and conditions of this Policy, as applied on a participant-by-participant basis, will comply with all applicable laws, rules and regulations applicable to the Company, or a participant or group of participants. For purposes of clarity, if this Policy is required to be revised with respect to a particular subset of participants, then the Policy will be revised with respect to those participants, but the revisions will not apply to other participants for which the revisions were not required.

Remedies

Upon a Recoverable Event, the provisions of this Policy are not intended to be the Company’s exclusive remedy and the Company reserves its ability to pursue any rights or remedies to which it is entitled, whether at law, tort, contract or otherwise.

Administration

Each Independent Director Committee shall have the full authority and discretion to administer, interpret and make determinations under this Policy and any determinations under the Policy shall be final and binding on all persons and shall be given the maximum deference permitted by law.

Definitions

For the purposes of this Policy, the term “participant” means any current or former “officer” of the Company within the meaning given to that term in Rule 16a-1(f) of the Exchange Act.

For purposes of this Policy, “Incentive Compensation” means any bonus or other cash incentive compensation previously paid or payable, including commission payments.

Effective Date

This Policy applies to Incentive Compensation granted or awarded for fiscal years commencing after the adoption of this Policy.

EXHIBIT B

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

STUART L. MEYER, STEVE SCHNIPPER, and PAUL J. KAPRELIAN, Derivatively on behalf of NANTKWEST, INC.,

Plaintiffs,

vs.

PATRICK SOON-SHIONG, STEVEN GORLIN, BARRY J. SIMON, RICHARD GOMBERG, JOHN T. POTTS, JR., JOHN C. THOMAS, RICHARD KUSSEROW, MICHAEL D. BLASZYK, HENRY JI, ROBERT ROSEN, and DOES 1-25, inclusive,

Defendants.

– and –

NANTKWEST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 37-2019-00019103-CU-SL-CTL [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE EXHIBIT B

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE;

Case No. 37-2019-00019103-CU-SL-CTL

WHEREAS, a stockholder derivative action brought for the benefit of NantKwest, Inc. (“NantKwest” or the “Company”) is pending before this Court styled Meyer, et al., v. Soon-Shiong, et al., Case No. 37-2019-00019103-CU-SL-CTL (filed April 12, 2019) (the “Action”);

WHEREAS, Plaintiffs, on behalf of all Settling Parties, have made an application for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) of the Action in accordance with the Stipulation of Settlement dated April 10, 2019 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed settlement of the Action and for dismissal of the Action with prejudice upon the terms and conditions set forth therein; (ii) approving for distribution of the Notice of Pendency of Proposed Settlement of Stockholder Derivative Action (the “Notice”); and (iii) setting a date for the Settlement Hearing;

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto; and

WHEREAS, unless otherwise noted, all capitalized and defined terms herein have the same meanings as set forth in the Stipulation.

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. The Settlement appears to be the product of serious, informed, arms-length negotiations, has no obvious deficiencies, provides substantial value to the Company, and falls within the range of possible approval and, therefore, merits further consideration.

2. The Court does hereby preliminarily approve the Settlement set forth in the Stipulation, subject to further consideration at the Settlement Hearing described below.

3. A hearing (the “Settlement Hearing”) shall be held before this Court on ____________, 2019, at __:__ _.m., at the Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101, to determine: (a) whether the proposed Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Current NantKwest Stockholders and NantKwest and should be approved by the Court; (b) whether the Judgment as provided in Exhibit E of the Stipulation should be entered; and (c) whether the Fee and Expense Amount agreed to by the Settling Parties should be awarded to Plaintiffs’ Counsel, and Service Awards should be awarded to Plaintiffs.

1

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE;

Case No. 37-2019-00019103-CU-SL-CTL

4. The Court approves, as to form and content, the Notice annexed as Exhibit C to the Stipulation and finds that the distribution of the Notice substantially, in the manner and form set forth in this Order, meets the requirements of due process and applicable law, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto. All reasonable expenses incurred in providing the Notice set forth herein shall be paid as set forth in the Stipulation.

5. NantKwest shall undertake the administrative responsibility for giving notice to Current NantKwest Stockholders and shall be responsible for paying the costs and expenses related to providing such notice to its stockholders. Within ten (10) calendar days after the entry of the Preliminary Approval Order, NantKwest shall file a Form 8-K with the SEC which shall include as attachments the Notice itself and the Stipulation, and shall cause the Summary Notice to be published through the Investor’s Business Daily. The Form 8-K with attachments shall be made available on the Company’s website until the judgment becomes final.

6. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to providing the Notice in compliance with this Order.

7. All Current NantKwest Stockholders shall be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Judgment, in the Action concerning the Settlement.

8. Any Current NantKwest Stockholder may enter an appearance in this Action, at their own expense, individually or through counsel of their own choice. If they do not enter an appearance, their interests will be represented by Plaintiffs’ Counsel.

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9. Any Current NantKwest Stockholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, and/or why the Fee and Expense Amount and/or the Service Award should not be awarded shall state all reasons for the objection(s) and shall also: (a) state the case name and number:

Meyer, et al., v. Soon-Shiong, et al., Case No. 37-2019-00019103-CU-SL-CTL; (b) provide proof of current ownership of NantKwest stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (e) include a proof of service signed under penalty of perjury.

10. All objections and accompanying materials shall be filed and served at least fourteen (14) calendar days prior to the Settlement Hearing as follows: (a) personally filed with the Clerk of the Court, Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101, and (b) served by first class U.S. Mail on counsel for the Settling Parties. Any Current NantKwest Stockholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only stockholders who have filed with the Court and served on the Settling Parties’ counsel valid and timely written notices of objection and accompanying materials will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

11. Any Current NantKwest Stockholder who does not make his, her, or its objection in the manner provided in this Order shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement as set forth in the Stipulation, to the Fee and Expense Amount to Plaintiffs’ Counsel, and Service Award.

12. All papers in support of the Settlement and the Settling Parties’ responses to objections by Current NantKwest Stockholders, if any, shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

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[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE;

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13. The Court retains jurisdiction over all proceedings arising out of or relating to the Stipulation and/or the Settlement.

14. If the Settlement is not approved by the Court, is terminated, or shall not become effective for any reason, the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation, any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or any other action or proceeding.

15. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Order or the Stipulation.

16. The Court may change the Settlement Hearing dates or times without further notice to former or Current NantKwest Stockholders.

17. Pending final determination as to whether the Settlement as set forth in the Stipulation should be approved, all Current NantKwest Stockholders are temporarily enjoined from commencing, prosecuting, pursuing, or litigating any of the Released Claims against any Released Persons.

IT IS SO ORDERED.

DATED:

JUDGE GREGORY W. POLLACK JUDGE OF THE SUPERIOR COURT

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Case No. 37-2019-00019103-CU-SL-CTL

EXHIBIT C

JOHNSON FISTEL, LLP

Frank J. Johnson (SBN 174882)

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Email: frankj@johnsonfistel.com

Attorneys for Plaintiffs

[Additional Counsel appear on signature page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

STUART L. MEYER, STEVE SCHNIPPER, and PAUL J. KAPRELIAN, Derivatively on behalf of NANTKWEST, INC.,

Plaintiffs,

vs.

PATRICK SOON-SHIONG, STEVEN GORLIN, BARRY J. SIMON, RICHARD GOMBERG, JOHN T. POTTS, JR., JOHN C. THOMAS, RICHARD KUSSEROW, MICHAEL D. BLASZYK, HENRY JI, ROBERT ROSEN, and DOES 1-25, inclusive,

Defendants.

– and –

NANTKWEST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 37-2019-00019103-CU-SL-CTL NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION EXHIBIT C

NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

TO:

ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NANTKWEST, INC. (“NANTKWEST”) AS OF APRIL 10. 2019 (“CURRENT NANTKWEST STOCKHOLDERS”) (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF NANTKWEST.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF NANTKWEST AND NANTKWEST WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

YOU ARE HEREBY NOTIFIED that the above-captioned stockholder derivative action (the “Action”) is being settled on the terms set forth in the Stipulation of Settlement dated as of April 10, 2019 (the “Stipulation”). This Notice is provided by Order of the Superior Court of the State of California, County of San Diego (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the Action or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The Court has made no findings or determinations concerning the merits of the Action. Capitalized terms not otherwise defined shall have the definitions set forth in the Stipulation, which may be reviewed and downloaded at https://ir.nantkwest.com/.

I.	WHY THE COURT HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the Action. The Settling Parties to the Action have agreed upon terms to settle the Action and have signed the Stipulation setting forth those settlement terms.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

II.	SUMMARY OF THE ACTION

A.	Litigation History

On October 16, 2017, NantKwest shareholder Stuart L. Meyer issued a demand for corrective action, pursuant to Delaware law, to the NantKwest Board of Directors, requesting, inter alia, that the Board take action to remedy the purported harm to NantKwest resulting from certain alleged wrongful conduct beginning on July 28, 2015 and continuing through the present (the “Meyer Demand”). Specifically, the Meyer Demand alleged, inter alia, that the Individual Defendants are liable to NantKwest for: (i) breaching their fiduciary duties by issuing false and misleading statements regarding Soon-Shiong’s compensation, including (a) a secret warrant modification that elevated Soon-Shiong’s compensation higher than any other executive in the United States and (b) a secret related-party lease arrangement NantKwest and Soon-Shiong made prior to the Company’s initial public offering on or about July 28, 2015, which caused NantKwest to incur millions of dollars in undisclosed liability; and (ii) artificially inflating the Company’s financial results and stock price contemporaneously with those allegedly misleading statements.

On December 5, 2017, Defendants’ counsel requested Meyer’s consent to postpone a response to the Meyer Demand pending a decision by the Delaware Court of Chancery on Defendants’ then-forthcoming motion to dismiss in a related derivative litigation, In re NantKwest, Inc. Derivative Litig., Consol. C.A. No. 2017-0774-VCL (the “Delaware Litigation”). In exchange, Meyer’s Counsel requested that (1) NantKwest promptly make available to Meyer a set of documents produced to the stockholder plaintiffs in the Delaware Litigation pursuant to 8 Del. C. § 220 (“Section 220”); (2) the applicable statute of limitations be tolled during the course of the postponement; (3) should Meyer commence litigation in connection with the Meyer Demand, NantKwest must consider in good faith whether to permit that litigation to proceed in California instead of Delaware; and (4) Meyer must be included within any settlement discussions in the Delaware Litigation or any other threatened or filed derivative litigation involving the same or similar subject matter contained in the Meyer Demand. Defendants’ Counsel agreed, and the parties reached an agreement on December 6, 2017 to postpone a response to the Meyer Demand pending a decision on the motion to dismiss in the Delaware Litigation. The court in the Delaware Litigation dismissed the action under Court of Chancery Rule 23.1 on May 18, 2018.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

On January 5, 2018, NantKwest stockholder Paul J. Kaprelian (“Kaprelian”) issued a litigation demand, pursuant to Delaware law, to the Board. Like the Meyer Demand, Kaprelian demanded an investigation into alleged breaches of fiduciary duty as a result of purportedly issuing false and misleading statements regarding Soon-Shiong’s compensation, including an alleged secret warrant modification and an alleged secret related-party lease arrangement NantKwest and Soon-Shiong made prior to the Company’s initial public offering.

On February 16, 2018 Kaprelian entered into a substantially similar agreement with Defendants as Meyer did in December 2017.

On November 9, 2017, NantKwest stockholder Steve Schnipper (“Schnipper”) submitted a stockholder demand for inspection of books and records to the Company, pursuant to Section 220. On December 6, 2017, Schnipper and the Company executed a Confidentiality and Non-Disclosure Agreement. On December 13, 2017, the Company produced documents to Schnipper which were previously produced in response to two other Section 220 demands.

On December 27, 2018, Schnipper issued a litigation demand pursuant to Delaware law to the Board which, like the demands made by Kaprelian and Meyer, demanded an investigation into alleged breaches of fiduciary duty as a result of purportedly issuing false and misleading statements.

On March 5, 2018, Schnipper entered into a substantially similar agreement with Defendants as Meyer and Kaprelian.

B.	Settlement Efforts

In light of the Delaware Court of Chancery’s dismissal of the Delaware Litigation and for the sake of efficiency and in an effort to preserve the resources of the Settling Parties and the Court, in August 2018, Meyer’s Counsel conferred with Defendants’ Counsel to explore an appropriate global settlement resolving the Demands.

Accordingly, in or around September 24, 2018, Plaintiffs’ Counsel submitted a detailed and confidential global settlement demand letter to Defendants’ Counsel outlining a proposed framework for settlement, which included, inter alia, detailed proposed corporate governance reforms.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

After service of Plaintiffs’ global settlement demand letter, the Settling Parties engaged in arm’s-length negotiations into December 2018. Those negotiations culminated in a mediation held in San Diego, California on December 21, 2018 with Justice Howard B. Wiener, and attended by counsel for the Settling Parties. Before that point, no potential fees for Plaintiffs’ Counsel were discussed. That in-person mediation conducted with the oversight of Justice Wiener culminated in an agreement in principle by the Settling Parties to resolve the issues raised in the Demands, and which are set forth in this Action. The Settling Parties have now reached a definitive agreement to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

As a result of the filing, prosecution, and settlement of the Action, Plaintiffs obtained relief for NantKwest by causing NantKwest’s Board of Directors to agree to, within one hundred and twenty-five (125) calendar days from the Effective Date of the Settlement, adopt and/or maintain for a period of no less than four (4) years from the Effective Date of the Settlement certain Corporate Governance Reforms. The Corporate Governance Reforms include, inter alia: (i) Board independence reforms; (ii) the creation or maintenance of a Disclosure and Controls Committee; (iii) Compensation Committee reforms; (iv) the creation of a Related-Party Transaction Committee; (v) Audit Committee reforms; and (vi) the adoption or maintenance of a Compliance Officer charged with developing and maintaining compliance procedures.

The full text of the Corporate Governance Reforms are set forth in Exhibit A to the Stipulation, which may be found at https://ir.nantkwest.com/.

Additionally, the Company and the Board acknowledge that: the adoption, implementation, and maintenance of the Corporate Governance Reforms confer substantial and material benefits upon the Company, and that the issuance of the Demands, and the filing, prosecution, and resolution of the Derivative Action, were the only factor for the implementation of the Corporate Governance Reforms.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

The Settlement also provides for the entry of judgment dismissing the Action on the merits with prejudice, and the release of the Released Claims as detailed in the Stipulation.

IV.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Action, and all of the disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs and Plaintiffs’ Counsel believe that the issues raised in the Demands and the claims subsequently asserted in the Action have merit, and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged. Nonetheless, Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. In so doing, Plaintiffs and Plaintiffs’ Counsel recognize the expense and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Action. Based on their investigation and evaluation (detailed below), Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of NantKwest and its stockholders.

Plaintiffs’ Counsel have conducted an extensive investigation, including, inter alia: (i) reviewing NantKwest’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

to the claims alleged in the Action and the potential defenses thereto; (iv) preparing and issuing the respective Demands; (v) preparing a mediation statement; (vi) preparing and filing the complaint; (vii) reviewing and analyzing relevant pleadings in related litigation, including but not limited to the related securities fraud class action, Sudunagunta v. NantKwest, Inc. et al., Case No. 2:16-cv-1947 (C.D. Cal.) (the “Related Securities Class Action”), and evaluating the merits of, and Defendants’ liability in connection with, the Related Securities Class Action and the Action; (viii) reviewing the Company’s existing corporate governance policies and preparing an extensive settlement demand detailing proposed corporate governance reforms to strengthen the Company’s governance; (ix) participating in extensive, prolonged settlement discussions, including an in-person mediation held on December 21, 2018, as well as continued follow-up emails and telephone calls with Defendants’ Counsel; (x) reviewing documents produced by the Company to Plaintiffs; and (xi) negotiating this Stipulation and all exhibits hereto.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs and Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon NantKwest and its stockholders. Based upon these reforms as well as Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of NantKwest and its stockholders, and have agreed to settle the Action upon the terms and subject to the conditions.

B.	Why Did Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Action. Without limiting the foregoing, the Individual Defendants have denied, and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to NantKwest or its stockholders; committed or engaged in any violation of law or wrongdoing whatsoever; or that Plaintiffs, NantKwest, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants alleged in the Demands, Action, or otherwise. The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith and in a manner that they reasonably believed to be in the best interests of NantKwest and its stockholders.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

The Defendants are entering into this Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, this Stipulation (including all of the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

V.	PLAINTIFFS’ COUNSEL’S FEE AND EXPENSE AMOUNT AND PLAINTIFFS’ SERVICE AWARDS

Plaintiffs’ Counsel have not received any payment for their work in connection with the Actions, nor have they been reimbursed for out-of-pocket expenses. After negotiating the principal terms of the Settlement, the parties then separately negotiated, with the assistance of the Mediator, a fair and reasonable sum to be paid to Plaintiffs’ Counsel for attorneys’ fees and expenses in consideration for the substantial benefits conferred upon NantKwest and its stockholders. The Mediator recommended $500,000.00 as a fair and reasonable amount for such fees and expenses, which the Settling Parties accepted, and the Company and/or its insurers have agreed to pay that amount. Any Fee and Expense Amount awarded by the Court is intended by the Settling Parties to be paid to Plaintiffs’ Counsel in consideration for the value of the results achieved for NantKwest and its stockholders by Plaintiff’s Counsel.

In addition, Plaintiffs’ Counsel may apply to the Court for a service award not to exceed $1,000.00 per Plaintiff, only to be paid upon Court approval, in recognition of Plaintiffs’ participation and efforts in the prosecution of the Action (the “Service Awards”). The Service Awards, if approved by the Court, shall be paid to Plaintiffs out of any Court awarded Fee and Expense Amount.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

VI.	SETTLEMENT HEARING

Pursuant to the Preliminary Approval Order of the Court, dated ________, a hearing will be held on _______________, 2019, at __:__ _.m., before the Honorable Gregory W. Pollack in Department C-71, at 330 West Broadway, San Diego, California 92101, for the purpose of determining: (A) whether the proposed Settlement, including the requested Fee and Expense Amount and Service Awards, should be approved by the Court as fair, reasonable, and adequate; and (B) whether the Action should be dismissed with prejudice. If the Settlement is approved, you will be subject to and bound by the provisions of the Stipulation, the releases contained therein, and by all orders, determinations, and judgments, including the Judgment, in the Action concerning the Settlement.

Pending final determination of whether the Settlement should be approved, no Current NantKwest Stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute any of the Released Claims against any of the Released Persons, in any action or proceeding in any court, administrative agency, or other tribunal asserting agency.

VII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

As a Current NantKwest Stockholder, you may enter an appearance in this Action, at your own expense, individually or through counsel of your choice. If you do not enter an appearance, your interests as a stockholder of NantKwest will be represented by Plaintiffs’ Counsel. If you want to object to the Settlement, the Judgment to be entered in the Action, and/or the Fee and Expense Amount or Service Awards, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the date or time of the Settlement Hearing without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ Counsel (see below) before going to the Court. If you have no objection to the Settlement, the Judgment, and/or the Fee and Expense Amount or Service Awards, you do not need to appear at the Settlement Hearing or take any other action.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

VIII.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current NantKwest Stockholder who wishes to object to the Settlement and/or show cause why it should not be approved, why the Judgment should or should not be entered thereon, or why the Fee and Expense Amount or the Service Awards should not be awarded shall state all reasons for the objection(s) and shall also: (a) state the case name and number: Meyer, et al., v. Soon-Shiong, et al., Case No. 37-2019-00019103-CU-SL-CTL; (b) provide proof of current ownership of NantKwest stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (e) include a proof of service signed under penalty of perjury.

All objections and accompanying materials shall be filed and served at least fourteen (14) calendar days prior to the Settlement Hearing as follows: (a) personally filed with the Clerk of the Court, Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101, and (b) served by first class U.S. Mail on counsel for the Settling Parties at the following addresses:

For Defendants	For Plaintiffs
WILSON SONSINI GOODRICH & ROSATI, P.C. Boris Feldman 650 Page Mill Road Palo Alto, CA 94304	JOHNSON FISTEL, LLP Frank J. Johnson 655 West Broadway, Suite 1400 San Diego, CA 92101

Any Current NantKwest Stockholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection. Only stockholders who have filed with the Court and served on the Settling Parties’ counsel valid and timely written notices of objection and accompanying materials will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

Any Current NantKwest Stockholder who does not make his, her, or its objection in the manner provided in this Notice shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the proposed Settlement as set forth in the Stipulation, to the Fee and Expense Amount, and Service Awards.

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the terms of the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Clerk of the Court, Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101 at any time during regular business hours of each business day. The Clerk’s office will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at: https://ir.nantkwest.com/. Both the Notice and Stipulation were also filed as part of a Form 8-K with the SEC on ____________. Inquiries regarding the proposed Settlement also may be made to counsel for Defendants or Plaintiffs, as listed above.

PLEASE DO NOT CONTACT THE COURT, OR CLERK’S OFFICE, OR DEFENDANTS REGARDING THIS NOTICE.

DATED:
BY ORDER OF THE COURT SUPERIOR COURT OF THE STATE OF CALIFORNIA, COUNTY OF SAN DIEGO

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NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION

EXHIBIT D

JOHNSON FISTEL, LLP

Frank J. Johnson (SBN 174882)

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Email: frankj@johnsonfistel.com

Attorneys for Plaintiffs

[Additional Counsel appear on signature page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

STUART L. MEYER, STEVE SCHNIPPER, and PAUL J. KAPRELIAN, Derivatively on behalf of NANTKWEST, INC.,

Plaintiffs,

vs.

PATRICK SOON-SHIONG, STEVEN GORLIN, BARRY J. SIMON, RICHARD GOMBERG, JOHN T. POTTS, JR., JOHN C. THOMAS, RICHARD KUSSEROW, MICHAEL D. BLASZYK, HENRY JI, ROBERT ROSEN, and DOES 1-25, inclusive,

Defendants.

– and –

NANTKWEST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 37-2019-00019103-CU-SL-CTL SUMMARY NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION EXHIBIT D

SUMMARY NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

San Diego, CA –_________ ____, 2019 – NantKwest, Inc. (“NantKwest”) today announced the issuance of the following summary notice of pendency and proposed settlement of stockholder derivative action:

TO:

ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NANTKWEST AS OF APRIL 10, 2019 WHO CONTINUE TO HOLD THROUGH THE DATE OF THE SETTLEMENT HEARING (DEFINED BELOW), INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER ANY OF THEM, AND EACH OF THEM.

This Summary Notice announces the proposed settlement (the “Settlement”) of the above-captioned stockholder derivative action (the “Action”) by Plaintiffs Stuart L. Meyer, Paul J. Kaprelian, and Steve Schnipper (collectively, “Plaintiffs”) on behalf of nominal defendant NantKwest now pending in Superior Court of California – County of San Diego (the “Court”) brought against certain of NantKwest’s current and former officers and directors (the “Individual Defendants”). The existence of the Action and the parties’ agreement in principle to settle the Action, were previously announced by NantKwest in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on _________ ___, 2019.

The Action alleges that the Individual Defendants breached their fiduciary duties and committed other violations of law by causing NantKwest to issue false and misleading statements regarding the Chief Executive Officer’s compensation, including (a) an allegedly secret warrant modification which elevated that compensation higher than other executives in the United States and (b) an allegedly secret related-party lease arrangement made prior to the Company’s initial public offering on or about July 28, 2015, which caused NantKwest to incur millions of dollars in undisclosed liability; and artificially inflating the Company’s financial results and stock price contemporaneously with those allegedly misleading statements.

The Settlement consists of the adoption of certain Corporate Governance Reforms, including, inter alia: (i) Board independence reforms; (ii) the creation or maintenance of a Disclosure and Controls Committee; (iii) Compensation Committee reforms; (iv) the creation of a Related-Party Transaction Committee; (v) Audit Committee reforms; and (vi) the adoption or maintenance of a Compliance Officer charged with developing and maintaining compliance procedures.

If you have not already reviewed the Notice of Pendency of Settlement of Shareholder Derivative Action (the “Notice”) and the Stipulation and Agreement of Settlement (the “Stipulation”), fully executed on April 10, 2019 (along with the exhibits to the Stipulation), those documents are available on NantKwest’s website at https://ir.nantkwest.com/ and you are encouraged to review them. You may also inspect those documents at the office of the Clerk of the Court, Superior Court of California – San Diego County, at 330 West Broadway, San Diego, California 92101, during regular business hours of each business day. This Summary Notice should be read in conjunction with, and is qualified by reference to, the full Notice and the Stipulation.

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SUMMARY NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

If you are a record or beneficial shareholder of NantKwest as of April 10, 2019 (“Current NantKwest Stockholder”), your rights will be affected by the Settlement described above. The Court will hold a settlement hearing on ________ ____, 2019, at __:__ _.m at 330 West Broadway, San Diego, California 92101 (the “Hearing”), at which the Court will consider: (i) whether to approve the Settlement as fair, reasonable, adequate and in the best interests of NantKwest and the Current NantKwest Stockholders; (ii) whether to dismiss the Action and whether the releases set forth in the Stipulation should be made full and final; (iii) whether the Notice and this Summary Notice provided to Current NantKwest Stockholders conformed with Court rules and due process; (iv) whether the Court should approve Plaintiffs’ counsel’s request for attorneys’ fees and reimbursement of expenses in an aggregate amount of $500,000.00 (the “Fee and Expense Award”); and (v) whether the Court should approve Plaintiffs’ requests for service awards not to exceed the amount of $1,000.00 each (the “Service Awards”), which shall be funded from the Fee and Expense Award to the extent the Settlement is approved in whole or in part by the Court, as well as such other matters as may properly come before the Court (the “Settlement Hearing”).

Any Current NantKwest Stockholder who wishes to object to the Settlement, the Order and Final Judgment proposed to be entered in the Action, and/or the Fee and Expense Award and/or the Service Awards, or who otherwise wishes to be heard shall state all reasons for the objection(s) and shall also (a) state the case name and number: Meyer, et al., v. Soon-Shiong, et al., Case No. 37- 2019-00019103-CU-SL-CTL; (b) provide proof of current ownership of NantKwest stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (e) include a proof of service signed under penalty of perjury.

All objections and accompanying materials shall be filed and served at least fourteen (14) calendar days prior to the Settlement Hearing as follows: (a) personally filed with the Clerk of the Court, Superior Court of the State of California, County of San Diego, 330 West Broadway, San Diego, California 92101, and (b) served by first class U.S. Mail on counsel for the Settling Parties at the following addresses:

For Defendants	For Plaintiffs
WILSON SONSINI GOODRICH & ROSATI, P.C. Boris Feldman 650 Page Mill Road Palo Alto, CA 94304	JOHNSON FISTEL, LLP Frank J. Johnson 655 West Broadway, Suite 1400 San Diego, CA 92101

Unless the Court otherwise directs, anyone who does not make an objection in the manner provided above (and in the Notice) shall be deemed to have waived his, her or its objection and shall forever be barred from making any such objection or otherwise contesting the terms of the Settlement, the Order and Final Judgment to be entered in the Action, the Fee and Expense Awards, and/or the Service Awards.

Any inquiries regarding the Settlement, Fee and Expense Award or Service Awards may be directed to counsel at the addresses above.

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SUMMARY NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

PLEASE DO NOT CALL OR WRITE THE COURT, THE CLERK’S OFFICE, OR DEFENDANTS REGARDING THIS SUMMARY NOTICE.

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SUMMARY NOTICE OF PENDENCY OF PROPOSED SETTLEMENT OF

STOCKHOLDER DERIVATIVE ACTION

EXHIBIT E

JOHNSON FISTEL, LLP

Frank J. Johnson (SBN 174882)

655 West Broadway, Suite 1400

San Diego, CA 92101

Telephone: (619) 230-0063

Facsimile: (619) 255-1856

Email: frankj@johnsonfistel.com

Attorneys for Plaintiffs

[Additional Counsel appear on signature page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

STUART L. MEYER, STEVE SCHNIPPER, and PAUL J. KAPRELIAN, Derivatively on behalf of NANTKWEST, INC.,

Plaintiffs,

vs.

PATRICK SOON-SHIONG, STEVEN GORLIN, BARRY J. SIMON, RICHARD GOMBERG, JOHN T. POTTS, JR., JOHN C. THOMAS, RICHARD KUSSEROW, MICHAEL D. BLASZYK, HENRY JI, ROBERT ROSEN, and DOES 1-25, inclusive,

Defendants.

– and –

NANTKWEST, INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 37-2019-00019103-CU-SL-CTL [PROPOSED] FINAL ORDER AND JUDGMENT EXHIBIT E

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Order Preliminarily Approving Settlement and Providing for Notice of this Court dated ____________, 2019 (“Preliminary Approval Order”), on the application of the Settling Parties for approval of the Settlement set forth in the Stipulation of Settlement dated as of April 10, 2019 (the “Stipulation”). Due and adequate notice having been given as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Final Order and Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2. This Court has jurisdiction over the subject matter of the Action and over all parties thereto, including Plaintiffs, Current NantKwest Stockholders, and Defendants.

3. The Court hereby approves the Settlement set forth in the Stipulation as fair, reasonable, and adequate to NantKwest and the Current Nantwest Stockholders in all respects, and directs that the Settlement be consummated in accordance with the terms and conditions set forth in the Stipulation.

4. The Court hereby dismisses the Action with prejudice on the merits, and all Released Claims against any of the Individual Defendants or any other Released Persons, including Unknown Claims. Except as otherwise provided in the Stipulation, the Settling Parties shall bear their own costs.

5. Upon the Effective Date, Plaintiffs (individually and derivatively on behalf of NantKwest) and NantKwest shall have, and Current NantKwest Stockholders by operation of this Final Order and Judgment shall be deemed to have, fully, finally, and forever waived, released, relinquished, discharged, and dismissed (a) the Released Claims against the Released Persons and their Related Persons; and (b) any and all claims (including Unknown Claims) against the Released Persons and their Related Persons arising out of, based upon, or related to the Released Claims or resolution of the Action.

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[PROPOSED] FINAL ORDER AND JUDGMENT

6. Upon the Effective Date, Plaintiffs (individually and derivatively on behalf of NantKwest) and NantKwest shall have, and Current NantKwest Stockholders by operation of this Final Order and Judgment shall be deemed to have, covenanted not to sue the Released Persons or their Related Persons with respect to the Released Claims (whether known or unknown, including Unknown Claims), and shall be forever barred and enjoined from commencing, instituting, prosecuting, or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, or administrative forum, asserting the Released Claims against any of the Released Persons or their Related Persons.

7. Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs’ Counsel from all claims (whether known or unknown, including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims, and shall be forever barred and enjoined from asserting any such claims against Plaintiffs and Plaintiffs’ Counsel. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

8. The Court finds that the Notice given to Current NantKwest Stockholders of the Settlement, the Stipulation, and the Settlement Hearing was the best notice practicable under the circumstances, and that said Notice fully satisfied the requirements of due process and applicable law.

9. The Court hereby approves the Fee and Expense Amount of $500,000.00 in accordance with the terms of the Stipulation, finds that such fee award is fair and reasonable, and directs said amounts to be paid to Plaintiffs’ Counsel as provided in the Stipulation.

10. The Court hereby approves the Service Awards of $1,000.00 for each of the Plaintiffs to be paid from the Fee and Expense Amount.

11. Neither the Stipulation, the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of Defendants or their respective Related Parties; (b) is or

2

[PROPOSED] FINAL ORDER AND JUDGMENT

may be deemed to be or may be used as an admission of, or evidence of, any liability, fault or omission of any of Defendants or their respective Related Parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal; or (c) is or may be deemed to be or may be used as an admission or evidence that any claims asserted by Plaintiffs were not valid or that the amount recoverable was not greater than the settlement amount, in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall be admissible in any proceeding for any purpose, except that the Released Persons may file the Stipulation and/or this Final Order and Judgment from the Action in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12. Without affecting the finality of this Final Order and Judgment in any way, this Court hereby retains continuing jurisdiction over the Action and the Settling Parties to the Stipulation to enter any further orders as may be necessary to effectuate the Stipulation, the Settlement provided for therein, and the provisions of this Final Order and Judgment.

13. The Court finds that during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure section 128.7 and all other similar laws relating to the institution, prosecution, defense, or settlement of the Action.

14. Judgment shall be, and hereby is, entered dismissing the Action with prejudice and on the merits. The Court finds that this Final Order and Judgment is a final, appealable judgment and should be entered in accordance with applicable law.

IT IS SO ORDERED.

DATED:

JUDGE GREGORY W. POLLACK JUDGE OF THE SUPERIOR COURT

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[PROPOSED] FINAL ORDER AND JUDGMENT